UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2012

PMFG, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-34156	51-0661574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas		75254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2012, PMFG, Inc., through its operating entity, Peerless Mfg. Co. (collectively, the “Company”) entered into a contract for construction with Schwob Building Company, Ltd. (the “Contractor”) for the construction of a new manufacturing facility in Denton County, Texas for a total cost of approximately $9.8 million (the “Agreement”). On-site construction of the facility will not begin until the Contractor receives written authorization from the Company to proceed, which is expected to occur in the first six months of calendar year 2012. The Contractor will be subcontracting the design of the new facility to Alliance Architects, Inc.

The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	AIA Document A101-2007 Standard Contract for Construction, dated March 12, 2012, between Peerless Mfg. Co. and Schwob Building Company, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Melissa G. Beare

Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: March 14, 2012

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